                                                                 EXHIBIT-10.9(l)

                             EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT, dated August 30, 1999 (the "Commencement Date") by and between Pediatric Services of America, Inc., a Delaware Corporation (the "Company"), and David Nabors (the "Executive").

                             W I T N E S S E T H:
                             --------------------

          WHEREAS, the parties wish to provide for the Executive's employment by the Company on the terms and conditions herein set forth;

          NOW, THEREFORE, it is agreed that:

          1. Employment Term. Subject to the terms and conditions hereof, the Company shall employ the Executive, and the Executive shall serve the Company, as Chief Operating Officer of the Company for a period beginning on the Commencement Date and terminating on the second anniversary of the Commencement Date (the "Initial Term"). After the Initial Term, the Executive shall continue to serve the Company on the terms provided for herein for successive one (1) year periods commencing on each anniversary of the Commencement Date (an "Additional Term") unless and until either party hereto gives the other party written notice of such party's intent to terminate the Agreement not less than thirty (30) days prior to the end of the Initial Term or the Additional Term, if any, then in effect, whereupon the Executive's employment shall terminate on the last day of such Initial Term or Additional Term. The term of the Executive's employment hereunder, as it may be extended from time to time, is herein referred to as the "Term".

          2. Duties. During the Term, the Executive shall serve as Chief Operating Officer of the Company, with such responsibilities as shall be specified from time to time by the Chief Executive Officer or the Board of Directors of the Company, and subject at all times to the by-laws of the Company and the right of the Board of Directors and stockholders of the Company to determine the officers and directors of the Company, respectively. The Executive shall, during the Term, serve the Company on a full-time basis, faithfully, diligently, and competently and to the best of his ability, and will hold, in addition to the offices set forth above, such other offices in the Company and its subsidiaries and affiliates, if any, to which he may be elected, appointed or assigned by the Chief Executive Officer or Board of Directors from time to time, and will discharge such duties in connection therewith as may from time to time be assigned to him.

          3.     Compensation.

          (a) During the Initial Term, the Company shall pay the Executive for the services rendered to the Company a salary ("Salary") of $160,000.00 (One Hundred Sixty Thousand Dollars) per annum for each year during the Initial Term, payable in installments (net of applicable withholding) not less frequently than bi-weekly in accordance with the Company's regular policies.

          (b) At the end of the first year of the Initial Term, the Salary shall be subject to review by the Board of Directors and may, if the Executive's performance is satisfactory to the Board of Directors and in the Board's sole discretion, be increased by an amount determined by the Board.

          (c) On the Commencement Date, the Executive will receive stock options under the Amended and Restated Stock Option Plan (the "Plan", a copy of which is attached hereto as Exhibit A) of Pediatric Services of America, Inc., a Delaware corporation ("PSA"), to purchase 75,000 (seventy-five thousand) shares of PSA's common stock at a price per share equal to the fair market value of such PSA stock on the date of its grant by the Board of Directors (the "Options"). Such grant of Options shall provide for vesting of 25,000 Options on each of the following dates: six (6) months from the

Commencement Date, one (1) year from the Commencement Date, and two (2) years from the Commencement Date. Beginning six (6) months from the Commencement Date and provided the Executive is employed at such time, the Options shall fully vest upon the death or permanent and total disability (within the meaning of Section 422A(c)(7) of the Internal Revenue Code of 1996, as amended) of the Executive while an employee of the Company, or upon the happening of any of the events described in Section 5(i) of the Plan. If the Options fully vest because of the death of the Executive, then such Options may at any time within six (6) months following the death of the Executive be exercised by the person or persons to whom the Executive's rights under such Options pass by will or by the laws of descent and distribution.

          (d) In addition to the Salary payable to the Executive, the Executive shall be entitled to participate in a bonus plan, the terms of which shall be determined and approved by the Board of Directors. Such bonus, if any, shall be payable upon determination of the amount due, but in no event later than thirty
(30) days after the end of each fiscal year for the prior fiscal year of the Company.

          4.     Benefits and Perquisites.

          (a) During the Term, the Company shall reimburse the Executive for all reasonable travel and other business expenses reasonably incurred by him in connection with the rendering of services hereunder against submission of appropriate vouchers and receipts in accordance with the Company's policies from time to time in effect.

          (b) The Executive shall be entitled during the Term to participate in employee benefit plans and programs of the Company on the same basis as other Company executives, including individual and family medical coverage and retirement plans, to the extent that his position, tenure, salary, age and other qualifications make him eligible so to participate. Except as set forth above, the Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the Term, and the Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations and laws applicable thereto.

          (c) During the Term, the Company shall provide for the Executive's use a Company automobile of a value not to exceed $18,000 (eighteen thousand dollars) and shall pay reasonable and appropriate maintenance and operating expenses related thereto. If the Company and the Executive so agree, the Executive may elect not to use a Company automobile as set forth above, and in such event the Company shall pay to the Executive during the Term the sum of $650.00 (six hundred fifty dollars) per month, together with reimbursement of the reasonable expenses incurred by the Executive for fuel, oil, and routine maintenance in connection with the use of the Executive's own automobile.

          (d) The Executive shall be entitled to three (3) weeks paid vacation during each year of the Term, which shall accrue in accordance with Company policy. Such vacation must be taken with each year during the Term and may not be accumulated.


          5. Disclosure of Information; Inventions and Discoveries. The Executive shall promptly disclose to the Company all inventions, improvements, discoveries, data, processes, know-how, trademarks and other financial, scientific, marketing, operational and other information related to the business of the Company and its subsidiaries and affiliates (collectively, "Developments") conceived, developed, learned or acquired by the Executive along or with others or of which the Executive obtains knowledge during the Term, whether or not during regular working hours or through the use of materials or facilities of the Company. All Developments shall be the sole and exclusive property of the Company, and upon request the Executive shall deliver to the Company all data, drawings, sketches, models and other records relating thereto. In the event any such development shall be deemed by the Company to be patentable or otherwise protectable, the Executive shall, at the expense of the Company, assist the Company in obtaining in its name patents, trademarks and copyrights, as appropriate, in respect of such Development and shall execute all documents and do all other things necessary or proper to vest in the Company full title thereto.


               6. Confidentiality. (a) The Executive shall not at any time after the date of this Agreement divulge, furnish or make accessible to anyone (otherwise than in the regular course of business of the Company) any Confidential Information. "Confidential Information" means information solely related to the business of the Company that, although not a "Trade Secret" (as defined below), is not generally known and from which the Company derives actual or potential economic value because such information is not generally known by third parties. Confidential Information includes, but is not limited to, sales and marketing information, customer account records, training and operations materials and memoranda, personnel records, pricing and financial information relating to the business, accounts, customers, employees and affairs of the Company, any information marked "Confidential" by the Company, and any other such information solely related to the business of the Company that is not a Trade Secret. Confidential Information does not include information which:

               (i) becomes available to the public other than as a result of disclosure by the Executive, his agents or representatives;

               (ii) becomes available to the Executive on a non-confidential basis from a source other the Company, provided that such source lawfully obtained such information and is not bound by a confidentiality agreement with any party hereto; or

               (iii)  is required by law to be disclosed.

               (b) The Executive shall not, at any time during or after the term of this Agreement, use, reveal, or divulge any "Trade Secret" of the Company. For the purposes of this Agreement, "Trade Secret" means information including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which:

               (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

               (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.


               7. Non-Competition. (a) The Company and the Executive agree that the services rendered by the Executive hereunder are valuable and that the Executive's services to the Company will bring him into close contact with Confidential Information concerning the Company, its employees, independent contractors, suppliers, customers and others with whom it does business. Accordingly, the Executive hereby agrees that during the Term and for any period of time for which the Executive is or has been compensated under the Termination provisions contained in Section 9 hereof, the Executive shall not (A) within a 25 mile radius of any office where the Company or any subsidiary or affiliate thereof conducts business during the Term, engage or participate in, directly or indirectly (whether as an officer, director, executive, partner, agent, independent contractor, consultant, holder of an equity or debt investment, lender or in any other manner or capacity), or lend the Executive's name (or any part or variant thereof) to any business which is or as a result of the Executive's engagement or participation would become competitive with any aspect of the Pediatric Business (as hereinafter defined) of the Company or any such subsidiary or affiliate, (B) transact business, directly or indirectly, in a competitive manner with any employee, independent contractor or supplier doing business with the Company or any subsidiary or affiliate thereof during the Term, (C) solicit any officer, director, employee, independent contractor or agent of the Company or any subsidiary or affiliate thereof to become an officer, director, employee, independent contractor or agent of the Executive, any entity with which the Executive is affiliated, or (D) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any subsidiary or affiliate thereof or any trade name used by them. For purposes of this Agreement, "Pediatric Business" shall mean providing pediatric home health services, including equipment rentals and sales, private duty nursing and pharmacy and infusion products and services.

               (b) In addition to the above provisions, for so long as the Company is engaged in the Paramedical Business (as hereinafter defined) and for a period ending the earlier of (i) one (1) year after the termination by the Company of its engagement in the Paramedical Business (which termination shall be effective on the closing date of any sale of the Paramedical Business), or
(ii) one (1) year after the termination of this Agreement, the Executive shall not (A) within a 75-mile radius of any office where the Company or any subsidiary or affiliate thereof conducts or conducted the Paramedical Business during the Term, engage or participate in, directly or indirectly (whether as an officer, director, employee, partner, agent, independent contractor, consultant, holder of an equity or debt investment, lender or in any other manner or capacity), or lend the Executive's name (or any part or variant thereof) to any business which is or as a result of the Executive's engagement or participation would become competitive with any aspect of the Paramedical Business, (B) transact business, directly or indirectly, in a competitive manner to the Paramedical Business with any employee, independent contractor or supplier doing business during the Term with the Paramedical Business, (C) solicit any officer, director, employee, independent contractor or agent of the Paramedical Business, as conducted during any part of the Term, to become an officer, director, employee, independent contractor or agent of the Executive, any entity with which the Executive is affiliated, or (D) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Paramedical Business. For purposes of this Agreement, "Paramedical Business" shall mean providing paramedical examination services for the life and health insurance industries in connection with applications for life and health insurance, as such business is being conducted by Paramedical Services of America, Inc., a wholly-owned subsidiary of the Company, on the date hereof. In consideration of the agreement of the Executive not to compete with the Paramedical Business in case of a sale to Hooper Holmes, Inc., the compensation contained in the Executive Retention and Non-Competition Agreement, attached hereto as Exhibit A shall be paid to the Executive.


Notwithstanding the foregoing, the ownership, in the aggregate, of less than 2% (two percent) of the outstanding shares of any class of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a violation of the foregoing provision.

               8. Remedies. The Executive acknowledges that irreparable damage would result to the Company if the provisions of Sections 5, 6 and 7 of this Agreement were not specifically enforced, and agrees that the Company shall be entitled to all appropriate legal, equitable and other remedies, including injunctive relief, in respect of any failure to comply with the provisions of such sections .

               9.     Termination of Employment.

               (a) This Agreement shall terminate upon the death of the Executive. This Agreement may be terminated by the Board of Directors if the Executive shall be rendered incapable, by physical or mental illness or any other disability determined by a physician designated by the Company, from complying with the terms, conditions and provisions hereof on the Executive's part to be kept, observed and performed ("Disability"). If this Agreement is terminated by reason of the Executive's Disability, the Company shall give written notice to that effect to the Executive in the manner provided herein. In addition to and not in substitution for any other benefits which may be payable by the Company in respect of the death or Disability of the Executive, in the event of such death or Disability of the Executive, the Salary payable hereunder shall continue to be paid at the then current rate for six (6) months after termination of the Executive's employment as a result of Disability or until the end of the month in which death occurs. In the event of the death of the Executive during the Term, the sums payable hereunder shall be paid to the Executive's executor/administrator.

               (b) The Executive's employment with the Company may be terminated by the Board of Directors, with or without cause, in accordance with the provisions hereof. Cause for termination shall include (i) the Executive's conviction for, or plea of nolo contendere with respect to a charge of, a felony
                           ---------------
or a crime involving moral turpitude, (ii) the Executive's commission of an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with the Executive's employment by the Company, (iii) habitual absenteeism, current use of alcohol or any current use of illegal substances on the part of the Executive, (iv) the Executive's material breach of Sections 5, 6, or 7 of this Agreement or (v) the Executive's material failure to perform his duties under this Agreement as determined in good faith by the Board of Directors of the Company, which failure continues for, or is not remedied within, a period of 30 days after the Executive has received written notice thereof (it being understood that in the event of such a determination by the Board of Directors the Executive will be afforded the opportunity to be heard by the Board of Directors prior to such determination becoming final). In the event of termination by the Company under this Section 9(b) without cause, or by employee for Good Reason (as defined in 8(d) below), the Company shall (a) (i) if terminated during the Initial Term, pay the Executive the full salary provided herein for the remainder of such Initial Term plus One Hundred Sixty Thousand Dollars ($160,000), or (ii) if terminated during any Additional Term, pay the Executive the full salary then in effect for the remainder of the Additional Term, (b) continue to provide the insurance and other benefits provided herein for the period the salary is paid, (c) cause all grants of all eligible outstanding Options to become vested in accordance with the provisions of Section 3(c) of this Agreement, and (d) cause all deferred compensation, supplemental retirement programs and similar programs to become fully funded. In the event of termination by the Company under this Section 9(b) with cause, or in the event the Executive shall voluntarily terminate his employment without Good Reason, in addition to any other rights it may have the Company shall not be obligated to pay any additional salary or other benefits to the Executive. Notwithstanding any termination of this Agreement pursuant to this Section, the Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of Sections 5, 6, and 7 hereunder.

               (c) This Agreement may be terminated by the Company or by the Executive if the Paramedical Business is sold to a third party, whether by way of sale of assets, sale of stock, merger or other business combination, unless such third party is Hooper Holmes, Inc., a New York corporation, or any similar buyer that would be construed as strategic to the Paramedical Business. Such termination shall be effective upon the closing date of such transaction, however, if neither the Company nor the Executive provides the other party notice of its intent to terminate under this Section prior to the closing date, then this provision shall be deemed waived. In the event of termination under this Section 9(c), the Company shall not be obligated to pay any additional salary or other benefits to the Executive. Notwithstanding any termination of this Agreement pursuant to this Section, the Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of Sections 5, 6, and 7 hereunder.

          (d) Upon termination of the Term, whether pursuant to Section 1 or this Section 9, the Executive or his executor/administrator shall promptly, and in any event within ten days after such termination, deliver to the Company all books, memoranda, plans, records and written and other data of every kind relating to the business and affairs of the Company which are then in the Executive's possession.

               (e) Termination by the Employee. The Employee may terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (A) a change in control of the Company (as defined below), as well as, and as a direct result thereof, (i) a decrease in the total amount of the Employee's base salary below its level in effect on the date hereof, or a decrease in the bonus percentage to which the Employee is then entitled, without the Employee's consent, provided, however, nothing herein shall be construed to guarantee the Employee's bonus award if performance is below target, (ii) a reduction in the importance of the Employee's job responsibilities without the Employee's consent, with the determination of whether a reduction in job responsibility has taken place to be in the reasonable judgment of the Executive or (iii) a geographical relocation of the Executive of more than 25 miles within six months of a change in control without Executive's written consent, or (B) a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) days after written notice of such noncompliance has been given by the Executive. Absent written consent, after a change in control of the Company (as defined below), no action or inaction by the Employee within ninety (90) days following the occurrence of the events described above shall be deemed consent to such events.


               A "change in control" shall be deemed to have occurred on (i) the closing date of any merger or consolidation by the Company with or into another company and the Company does not survive the transaction or survives only as a subsidiary of another company or (ii) the date on which the Board of Directors becomes aware that any person or group (as such terms are defined in section 13(d) of the Securities Exchange Act of 1934, as amended) has become the holder of 50% or more of the outstanding voting securities of the Company or has the power, directly or indirectly, to designate a majority of the members of the Board of directors.

          (f) Mutual Consent. This Agreement may be terminated by mutual written agreement of the Company and Employee.

               10. Insurance. The Company shall have the right at its own cost and expense to apply for and to secure in its own name or otherwise life, health and/or accident insurance covering the Executive. The Executive agrees to submit to usual and customary medical examinations and otherwise cooperate with the Company in connection with the procurement of any such insurance and the assertion of any claims thereunder.

               11. Certain Representations. The Executive hereby represents and warrants to the Company that neither the execution and delivery of this Agreement nor the performance by him of his obligations hereunder violates or constitutes a breach of any agreement or undertaking to which the Executive is a party or by which he is bound.

               12. Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted here from and the remainder of such provision and this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may be validly and enforceably covered.

               13. Notices. All notices, requests and other communications pursuant to this

Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by courier, telegraphed, telexed, transmitted by facsimile or mailed by registered or certified mail, postage prepaid, addressed as follows:

If to the Executive:
                                David Nabors
                                165 Willow Way
                                Roswell, Georgia 30071
If to the Company:
                                Pediatric Services of America, Inc.
                                310 Technology Parkway
                                Norcross, Georgia  30092

Either party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

               14. General. Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part of either party hereto. Neither party hereto may assign such party's rights or delegate such party's duties under this Agreement without the prior written consent of the other party; provided, however, that this Agreement may
                                    --------  -------
be assigned and the Company's duties delegated by, and this Agreement shall inure to the benefit of and be binding upon the successors and assigns of, the Company upon any sale of all or substantially all of the Company's assets or upon any merger or consolidation of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company. The terms and provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, shall constitute the entire Agreement by the Company and the Executive with respect to the subject matter hereof, and shall supersede any and all prior agreement or understandings between the Executive and the Company, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Executive and the Company.

               IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                              PEDIATRIC SERVICES OF AMERICA, INC.


Date:   8/30/99               By /s/ Joseph D. Sansone
      ----------------          --------------------------
                              Joseph D. Sansone
                              President and Chief Executive Officer


Date:   8/30/99               By /s/ David Nabors
      ----------------          -------------------------

                                   EXHIBIT A

               EXECUTIVE RETENTION AND NON-COMPETITION AGREEMENT


     This EXECUTIVE RETENTION AND NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into this 30th day of August, 1999, by and between Pediatric Services of America, Inc., a Delaware corporation (the "Company"), and David Nabors (the "Executive").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Executive is a key and valued officer of the Company having served as the Vice President of Paramedical Services of America, Inc. ("PmSA"), a wholly-owned subsidiary of the Company; and

     WHEREAS, the Company has decided to sell the paramedical testing business of the Company and PmSA;

     WHEREAS, the Company desires to continue to retain the services of the Executive prior to and following the Transaction (as defined in Section 3 below), and the potential purchaser described in Section 3 hereof has required a non-competition provision applicable to the Executive after the consummation of the potential Transaction; and

     WHEREAS, in order to retain the Executive's services and assistance during this process, and to secure the Executive's agreement not to compete after completion of the potential Transaction, the Company desires to provide the Executive additional compensation;

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   (a)   Employment of Executive. The Company hereby agrees to continue
                -----------------------
the employment of the Executive as Chief Operating Officer of the Company, pursuant to the terms of the Employment Agreement dated August 30, 1999 by and between the Company and the Executive (the "Employment Agreement"), and the Executive agrees to continue such employment and agrees to faithfully and diligently perform such duties and responsibilities relating to the business of the Company as may be assigned or delegated to him by the Board of Directors of the Company.

          (b)   Non-Competition Agreement of Executive. The Company hereby
                --------------------------------------
agrees to pay Executive additional amounts (set forth in Section 2, subject to the terms of this Agreement) to secure the agreement of Executive not to compete with the paramedical business, as more fully provided for Section 7(b) of the Employment Agreement, after the completion of the potential Transaction.

     2.   Payment of Payment Amount and Non-Competition Amounts. The total
          -----------------------------------------------------
amount payable under this Agreement, subject to the terms and conditions contained in this Agreement, shall be $250,000 (the "Payment Amount"), allocable as follows: $10,000 pursuant to Section 1(a) of this Agreement as a retention bonus, and $240,000 pursuant to Section 1(b) of this Agreement as payment for the agreement of Executive not to compete. The Company shall pay, or cause to be paid, the Payment Amount to the Executive in a lump sum (subject to applicable withholdings) in accordance with the Company's normal payroll practices, pursuant to the terms hereof; provided, however, that payment of the Payment
                              --------  -------
Amount shall be made hereunder only if (a) the Transaction is actually consummated on or before the termination of this Agreement pursuant to Section 5; (b) the Executive fulfills all of his obligations under this Agreement and the Employment Agreement, including without limitation his obligations not to compete with the paramedical business, and to cooperate and assist in negotiations, due diligence and closing of the Transaction; and (c) continues his employment with the Company through the closing of such Transaction and the date of payment of the Payment Amount.

     3.   Payment Amount Payable Upon Closing of the Transaction.  The Payment
          -------------------------------------------------------
Amount shall be payable on the thirtieth (30/th/) day after the closing date of the Transaction. For purposes of this Agreement, the term "Transaction" shall mean the sale of all, or substantially all, of the assets of the paramedical testing business of the Company to Hooper Holmes, Inc. ("Hooper Holmes").

     4.   Covenant of Executive.  The Executive hereby covenants and agrees that
          ---------------------
before and during any efforts to effect the Transaction, the Executive will diligently assist the Company, as requested, in working toward and effecting such Transaction, including assisting and participating in negotiations, due diligence and closing the Transaction.

     5.   Termination.  This Agreement shall terminate:
          -----------

          (a)   upon the death of Executive; or

          (b) if the paramedical business of the Company is sold to a third party other than Hooper Holmes, whether by way of sale of assets, sale of stock, merger or other business combination, with such termination being effective upon the closing date of such transaction; or

          (c) October 1, 1999, if the Company, PmSA and Hooper Holmes have not executed a definitive Asset Purchase Agreement with respect to the Transaction on or before such date; or]

          (d) on December 31, 1999, if the Transaction has not been consummated by such date.

     6.   Miscellaneous.
          -------------

          (a) This Agreement shall be governed by the laws of the State of Georgia, without giving effect to principles of conflicts of law.

          (b) This Agreement sets forth the entire agreement between the parties with respect to the Payment Amount and supersedes all prior agreements, arrangements or other communications, whether written or oral.

          (c) The terms and provisions of this Agreement shall not require the Company, or any of its subsidiaries or affiliates to effect the Transaction, to pursue any particular transaction or structure of transaction or to achieve any particular result or price in any transaction that the Company or any of its subsidiaries or affiliates choose to pursue.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                 PEDIATRIC SERVICES OF AMERICA, INC.


                                 By:____________________________________________
                                    Joseph D. Sansone
                                    President and Chief Executive Officer


                                 EXECUTIVE:


                                 _______________________________________________
                                 David Nabors